                                                                                Exhibit 99.1

FIRSTPLUS                                                                      PRESS RELEASE
FINANCIAL GROUP, INC.

                                                                               July 30, 2007

                               FIRSTPLUS FINANCIAL GROUP, INC.
        ACQUIRES GLOBALNET DEVELOPMENT CO., LLC, GLOBALNET FACILITY SERVICES CO., LLC
                             AND GLOBALNET RESTORATION CO., LLC

IRVING, TX. /PRNewswire/ -- FIRSTPLUS Financial Group, Inc. (the "Company") (Pink Sheets:
FPFX.PK) announced today that it had purchased all of the limited liability company interests of Globalnet Development Co., LLC, Globalnet Facility Services Co., LLC and
Globalnet Restoration Co., LLC. The purchase price consisted of a cash payment of $4,540,000
($3,045,000 of which was paid at closing and the balance of which is payable on the second anniversary of closing) and 1,100,000 shares of the Company's common stock, the closing price of which on Friday, July 27, 2007 was $0.17 per share.

Globalnet Restoration performs restorative services on commercial, industrial, and residential facilities as a result of unlawful activity or natural disaster, i.e., damage caused by fire, flood, hurricane, wind, etc. Globalnet Restoration contracts with insurance companies prior to "securing" facilities - removing damaged interior materials prior to reconstruction.

Globalnet Development handles all types of construction projects and project management -
from new construction to "rehabs" and reconstruction. A full-service company, Globalnet
Development offers a full complement of construction services: general contracting;
construction management; project design and building; and renewal and renovation.

Globalnet Facility Services offers a single source for commercial, industrial, and residential facility care and cleaning services - both interior and exterior.

"The acquisition of Globalnet Development, Globalnet Facility Services, and Globalnet
Restoration offers an exciting opportunity for FIRSTPLUS," said John Maxwell, the Company's
CEO.

SAFE HARBOR
THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR"
PROVISIONS UNDER SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY USES FORWARD-LOOKING
STATEMENTS IN ITS DESCRIPTION OF ITS PLANS AND OBJECTIVES FOR FUTURE OPERATIONS AND
ASSUMPTIONS UNDERLYING THESE PLANS AND OBJECTIVES, AS WELL AS IN ITS EXPECTATIONS,
ASSUMPTIONS, ESTIMATES AND PROJECTIONS ABOUT THE COMPANY'S BUSINESS AND INDUSTRY. THESE
FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS
COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS AS A
RESULT OF CERTAIN FACTORS AS MORE FULLY DESCRIBED IN THIS REPORT.

FORWARD-LOOKING TERMINOLOGY INCLUDES THE WORDS "MAY," "EXPECTS," "BELIEVES," "ANTICIPATES,"
"INTENDS," "PROJECTS" OR SIMILAR TERMS, VARIATIONS OF SUCH TERMS OR THE NEGATIVE OF SUCH
TERMS. THESE FORWARD-LOOKING STATEMENTS ARE BASED UPON THE COMPANY'S CURRENT EXPECTATIONS
AND ARE SUBJECT TO FACTORS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER
MATERIALLY FROM THOSE DESCRIBED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY
DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY
FORWARD-LOOKING STATEMENTS CONTAINED IN THIS REPORT TO REFLECT ANY CHANGE IN ITS
EXPECTATIONS OR ANY CHANGES IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY
FORWARD-LOOKING STATEMENT IS BASED.